Agreement to Extend Time for Payment of

“12% Secured Promissory Note Due September 30, 2018”

This Agreement to Extend Time for Payment of”12% Secured Promissory Note due September 30, 2018” is entered into by and between Plastic20il, Inc. aka JBI, Inc., a Nevada corporation (the “Company”) and Richard Heddle, the Company’s Chief Executive Officer and a member of the Company board of directors (“Holder”) effective August 31, 2018

WHEREAS, on September 30, 2013, the Company entered into a Subscription Agreement (the “Purchase Agreement”) with Holder;

WHEREAS, pursuant to the Purchase Agreement the Company sold to Holder a $2 million principal amount “12% Secured Promissory Note due September 30, 2018” (the “September Note”);

WHEREAS, the September Note issued by the Company provides inter alia that all principal and interest on the September Note is due and payable in full by the Company on August 31, 2018;

WHEREAS, the Company and Holder desire to extend the date when payment of all principal and interest is due and payable to December 1, 2018; and,

WHEREAS, the September Note provides that, to be effective, such an extension of the time for payment must be agreed in writing by Holder;

NOW, THEREFORE, the Company and Holder agree that the time for payment of all principal and interest due and payable on the September Note is hereby extended from August 31,2018 to December 1, 2018.

“Holder”	“The Company”

Plastic20il, Inc.

	By:	/s/ Richard Heddle
Richard Heddle		Richard Heddle
Chief Executive Officer